Exhibit 5.1

29 June 2001

Accenture Ltd
Cedar House
41 Cedar Avenue
Hamilton HM12
Bermuda

Dear Sirs

Accenture Ltd (the “Company”)

We have acted as legal counsel in Bermuda to the Company in connection with the preparation and filing by the Company with the Securities and Exchange Commission under the Securities Act of 1933 of a registration statement (the “Registration Statement”) on Form S-1 in relation to an offer (the “Offer”) by the Company of 115,000,000 class A common shares of par value US$0.0000225 each in the Company (“Class A Common Shares”) and (if the over-allotment option referred to in the Registration Statement is exercised) up to an additional 17,250,000 Class A Common Shares.

The aggregate of 132,250,000 Class A Common Shares are collectively referred to as the “Company Shares”.

Unless otherwise defined in this opinion or the schedule to it, capitalised terms have the meanings assigned to them in the Registration Statement.

For the purposes of this opinion we have examined and relied upon the documents listed (which, in some cases, are also defined) in the Schedule to this opinion (the “Documents”).

Assumptions

In stating our opinion we have assumed:

(a)

the authenticity, accuracy and completeness of all Documents (including, without limitation, public records) submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, electronic or photostatic copies;

(b)	the genuineness of all signatures on the Documents;

(c)	the authority, capacity and power of each of the persons signing the Documents (other than directors or officers of the Company);

(d)	that any factual statements made in any of the Documents are true, accurate and complete;

(e)	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would have any implication in relation to these opinions;

(f)

that the records which were the subject of the search made on 22 June 2001 of the Register of Companies at the office of the Registrar of Companies referred to in paragraph 6 of the Schedule to this opinion were complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

(g)

the Resolutions are in full force and effect, have not been rescinded, either in whole or in part, and accurately record the resolutions passed by the shareholders of the Company in meetings which were duly convened and at which a duly constituted quorum was present and voting throughout and that there is no matter affecting the authority of the directors to issue and allot the Company Shares, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(h)

that the price at which the Company Shares are agreed to be issued pursuant to the underwriting agreement as referred to in the Registration Statement is equal to or greater than their par value per share of US$0.0000225; and

(i)

that, immediately prior to its continuance into Bermuda on 21 February 2001, Accenture N.V. was a company limited by shares registered and existing under the laws of the Netherlands Antilles, with an authorised share capital of US$30,000 divided into 30,000 shares of par value US$1.00 each, of which 16,000 shares were in issue, fully-paid and held jointly by Vernon J. Ellis, Michael G. McGrath, Karl-Heinz Flöther, Joe W. Forehand, Stephan A. James and David Hunder as the general partners of Accenture Holdings C.V.

Opinion

Based upon and subject to the foregoing, and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)	The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda and is in good standing under the laws of Bermuda.

(2)

The Company Shares have been duly created as authorised but unissued Common Shares and, when duly resolved by the board of directors of the Company to be issued and allotted, and paid for, as contemplated by the underwriting agreements as referred to in the Registration Statement, will be duly authorised, validly issued, fully-paid and non-assessable Class A Common Shares of the Company.

Reservations

We have the following reservations:

(a)

We express no opinions as to any law other than Bermuda law and none of the opinions expressed in this opinion relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the courts of Bermuda at the date hereof.

(b)

Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid Class A Common Shares, (subject to any contrary provision in any agreement between the Company and the holders of such shares) that no holder of such Class A Common Shares shall be bound by an alteration of the memorandum of continuance or bye-laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for, additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.

(c)	Searches of the Register of Companies at the office of the Registrar of Companies are not conclusive and it should be noted that the Register of Companies does not reveal:

(i)

details of matters which have been lodged for filing or registration which as a matter of general practice of the Registrar of Companies would have or should have been disclosed on the public file but have not actually been registered or to the extent that they have been registered have not been disclosed or do not appear in the public records at the date and time the search is concluded; or

(ii)	details of matters which should have been lodged for registration but have not been lodged for registration at the date the search is concluded.

(d)

In order to issue this opinion we have carried out the search referred to in paragraph 7 of the Schedule to this opinion at 9:00 am on 22 June 2001 and have not enquired as to whether there has been any change since that time and date.

(e)	In this opinion, the term “good standing” means only that the Company has received a certificate of compliance from the Registrar of Companies in Hamilton, Bermuda.

(f)

We have relied upon the contents of the documents referred to in paragraph 5 of the schedule to this opinion for the purposes of this opinion. We have made no independent verification of the matters stated in that document and we qualify this opinion to the extent that the statements made in that document are not accurate in any respect.

Disclosure

This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the Securities and Exchange Commission for the purposes of registering its Class A Company Shares under the Securities Act of 1933. We consent to the filing of this opinion as an exhibit to the Registration Statement (including, for this purpose, any and all additional registration statements, and any and all amendments to them, relating to the same offering of securities as those that are covered by the Registration Statement, that are filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (as amended) with the Securities and Exchange Commission). We also consent to the reference to our name under the heading "Legal Matters" in the Registration Statement in the form in which it appears.

This opinion is addressed to the Company solely for the benefit of the Company and (save as referred to in the preceding paragraph) is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted nor referred to in any public document nor filed with any governmental agency or person without our prior written consent, except as may be required by law. Further, this opinion speaks as of its date and is strictly limited to the matters stated in it and we assume no obligation to review or update this opinion if applicable law or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby Spurling & Kempe

THE SCHEDULE

1.	An electronic copy of Amendment No. 2 to the Registration Statement (which includes a prospectus in relation to the Company)relating to the Offer (excluding the exhibits thereto).

2.	Certified copies dated 28 June 2001 of:-

2.1 the resolutions of the sole shareholder of the Company passed on 12 April 2001; and

2.2 minutes of a meeting of the shareholder of the Company held on 6 May 2001
          (together with a signed form of consent to the variation of the rights attaching to certain class X common shares of the Company dated 18 May 2001),

(together, the “Resolutions”).

3.	Certified copies dated 28 June 2001 of:-

3.1 the certificate of continuance of the Company;

3.2 the memorandum of continuance of the Company; and

3.3 the bye-laws of the Company,

(together, the “Constitutional Documents”).

4.	A copy of a letter dated 25 June 2001 evidencing the consent of the Bermuda Monetary Authority to the issue by the Company of the Company Shares.

5.	An officer’s certificate dated 28 June 2001 and issued by D. Randall as company secretary of the Company confirming details of the issued share capital of the Company as of that date.

6.	The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the offices of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 22 June 2001 in respect of the Company.

7.	A certificate of compliance dated 26 June 2001 issued by the Registrar of Companies, Hamilton, Bermuda in respect of the Company.